UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 20, 2007
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 Gibraltar Road, Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Establishment of Goals under Executive Officer Cash Bonus Plan
On December 20, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Toll Brothers, Inc. (the “Company”) determined that potential bonuses under the Executive Officer Cash Bonus Plan (the “Bonus Plan”) for the fiscal year ending October 31, 2008 for the two participants in the Bonus Plan, Zvi Barzilay, the Company’s President and Chief Operating Officer, and Joel H. Rassman, the Company’s Executive Vice President, Treasurer and Chief Financial Officer shall consist of two components as follows:
The first component of the potential bonus is based on a specified percentage of the Company’s adjusted pre-tax, pre-bonus, pre-writedown income, subject to a maximum amount, which maximum amount may be reduced, but not increased, in the Committee’s discretion.
The second component of the potential bonus relates to individual goals established by the Committee for each of the participants and is conditioned upon the Company’s achievement of a specified level of net revenues. If the net revenues goal is achieved, each participant is eligible for a bonus, which may not exceed a maximum amount. However, the Committee may reduce the maximum amount otherwise under this component based upon such facts and circumstances that the Committee deems relevant, including the extent to which the participant has achieved certain individual goals established for such participant by the Committee.
The individual goals for Mr. Barzilay are based on various factors including, among other things, managing overhead costs and cash flow and developing strategies for management enhancement and Company operations. The individual goals for Mr. Rassman are based on various factors including, among other things, managing overhead costs, overseeing and enhancing the Company’s relationship with the financial markets and developing financial strategies for the Company and its subsidiaries. Several of the individual goals established by the Committee for each participant address performance in the context of current conditions in the homebuilding industry.
The total bonus payable to each participant for fiscal 2008 is subject to all applicable limitations of the Bonus Plan, including the Bonus Plan’s limitations on aggregate payments to any one participant during one Plan Year (defined in the Bonus Plan as the Company’s fiscal year). Bonuses for fiscal 2008 are also subject to a separate cap for each component.

Item 9.01.	Financial Statements and Exhibits.
(c). Exhibits.
     The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
No.	Item

NONE

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.		Dated: December 28, 2007

By:	/s/ Joseph R. Sicree

Joseph R. Sicree
Senior Vice President, Chief
Accounting Officer